Exhibit 99.1

Taboola Reports Strong Fourth Quarter & Full Year 2025 Financial Results

NEW YORK, Feb. 25, 2026 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in delivering performance at scale for advertisers, today announced its results for the fourth quarter ended December 31, 2025.

“2025 was not just about beating guidance - it was a turning point for Taboola and validation that Realize is working.” said Adam Singolda, CEO of Taboola. “We accelerated growth throughout the year, improved advertiser outcomes, generated strong free cash flow, and reduced our share count by 18%, all while continuing to invest heavily in AI-driven innovation. As Realize gains traction, our proprietary intent data and deep distribution across the open web increasingly differentiate us in an AI-driven world. We believe these structural advantages in data and distribution position Taboola to build the leading performance advertising company beyond Search and Social and drive long-term expansion.”

Fourth Quarter and Full Year 2025 Financial Results
(All comparisons are to the fourth quarter and full year of 2024 unless otherwise noted.)

•	Revenues in the fourth quarter were $522.3 million and $1.9 billion for the full year, an increase of 6.4% and 8.3%, respectively.
•
Gross Profit in the fourth quarter was $175.6 million and $569.5 million for the full year, a decrease of 1.1% and increase of 6.6%, respectively. Ex-TAC Gross Profit in the fourth quarter was $212.8 million, and $713.5 million for the full year, an increase of 0.1% and 6.9%, respectively.

•
Net Income in the fourth quarter was $50.1 million, and $42.3 million for the full year, improving from a Net Income (loss) of $33.1 million and $(3.8) million, respectively. Adjusted EBITDA in the fourth quarter was $86.1 million, and $215.5 million for the full year, a decrease of 6.6% and increase of 7.2%, respectively. Adjusted EBITDA margins of 30.2% compared to 30.1% from last year.

•
Cash Flow generated by operating activities in the fourth quarter was $59.7 million, and $208.4 million for the full year, compared to $61.9 million and $184.3 million, respectively. Free Cash Flow in the fourth quarter was $46.9 million and $163.4 million for the full year, compared to $51.9 million and $149.2 million, respectively.

First Quarter and Full Year 2026 Guidance
For the First Quarter and Full Year 2026, the Company currently expects (dollars in millions):
	Q1 2026 Guidance	FY 2026 Guidance
Unaudited
Revenues	$444 - $462	$1,993 - $2,054
Gross profit	$119 - $125	$601 - $621
ex-TAC Gross Profit*	$158 - $164	$753 - $774
Adjusted EBITDA*	$20 - $26	$222 - $236
Non-GAAP Net Income (Loss)*	($1) - $7	$165 - $191

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Webcast & Conference Call
Taboola’s senior management team will discuss the Company’s earnings on a call that can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link: https://register-conf.media-server.com/register/BI4b6a251069304db0b673999b819f7c19 to register at and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on February 25, 2027.

*About Non-GAAP Financial Information
This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Definitions
•
ex-TAC Gross Profit: Gross profit adjusted to add back other cost of revenues and non-cash amortization of the Commercial agreement asset. We add back the non-cash amortization of the Commercial agreement asset because it is unique primarily due to the issuance of equity rather than cash, such that ex-TAC Gross Profit includes solely direct cash contribution components.

•
Adjusted EBITDA: Net income (loss) before finance income (expenses), net, income tax expenses, depreciation and amortization and non-cash amortization of the Commercial agreement asset, further adjusted to exclude share-based compensation including Connexity holdback compensation expenses and other noteworthy income and expense items such as M&A costs and restructuring costs which may vary from period-to-period.

•	Adjusted EBITDA margins: The ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the degree to which, or whether, Realize can achieve its intended performance objectives and attract, retain and grow advertisers and advertising spending; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; the potential or expected impact of tariffs on advertising spend, consumer and business sentiment, and the general economic environment; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of conflicts in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola empowers businesses to grow through performance advertising technology that goes beyond search and social and delivers measurable outcomes at scale.

Taboola works with thousands of businesses who advertise directly on Realize, Taboola’s powerful ad platform, reaching over 600 million daily active users across some of the best publishers in the world. Publishers like NBC News, Yahoo, and OEMs such as Samsung, Xiaomi and others use Taboola’s technology to grow audience and revenue, enabling Realize to offer unique data, specialized algorithms, and unmatched scale.

Investor Contact:
Aadam Anwar
investors@taboola.com

Fourth Quarter and Full Year 2025 Financial Results
(dollars in millions, except per share data)	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	Unaudited
Revenues	$522.3	$491.0	$1,912.0	$1,766.2
Gross profit	$175.6	$177.6	$569.5	$534.2
Net income (loss)	$50.1	$33.1	$42.3	$(3.8)
EPS diluted (1)	$0.17	$0.10	$0.13	$(0.01)
Ratio of net income (loss) to gross profit	28.6%	18.7%	7.4%	(0.7)%
Cash flow provided by operating activities	$59.7	$61.9	$208.4	$184.3
Cash, cash equivalents, short-term deposits and investments	$120.9	$230.4	$120.9	$230.4

Non-GAAP Financial Data *
ex-TAC Gross Profit	$212.8	$212.7	$713.5	$667.5
Adjusted EBITDA	$86.1	$92.3	$215.5	$200.9
Non-GAAP Net Income	$79.1	$73.3	$168.6	$122.4
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	40.5%	43.4%	30.2%	30.1%
Free Cash Flow	$46.9	$51.9	$163.4	$149.2

(1) The weighted-average shares used in the computation of the diluted EPS for the three months ended December 31, 2025 and 2024, are 297,893,227 and 348,834,250 respectively. The weighted-average shares used in the computation of the diluted EPS for the years ended December 31, 2025 and 2024 are 318,741,962 and 343,388,908, respectively. The weighted-average shares for the three months ended December 31, 2025 and 2024, included 267,813,982 and 304,623,844 Ordinary shares, and 30,079,245 and 44,210,406 Non-voting Ordinary shares, respectively. The weighted-average shares for the years ended December 31, 2025 and 2024, included 283,538,088 and 298,769,457 Ordinary shares, and 35,203,874 and 44,619,451 Non-voting Ordinary shares, respectively.

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	December 31, 2025	December 31, 2024

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$120,865	$226,583
Short-term investments	—	3,780
Restricted deposits	—	200
Trade receivables (net of allowance for credit losses of $13,889 and $11,815 as of December 31, 2025 and 2024, respectively) (1)	360,166	370,110
Prepaid expenses and other current assets	77,000	55,328
Total current assets	558,031	656,001
NON-CURRENT ASSETS
Long-term prepaid expenses	15,116	25,193
Commercial agreement asset	270,248	286,619
Restricted deposits	1,462	1,462
Deferred tax assets, net	20,624	—
Operating lease right of use assets	79,167	58,997
Property and equipment, net	95,335	69,388
Intangible assets, net	13,925	65,067
Goodwill	555,931	555,931
Total non-current assets	1,051,808	1,062,657
Total assets	$1,609,839	$1,718,658

(1) Includes related party trade receivables of $39,210 and $76,677, as of December 31, 2025 and 2024, respectively.

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data
	December 31, 2025	December 31, 2024

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade payables (2)	$330,684	$309,229
Short-term operating lease liabilities	30,408	21,881
Accrued expenses and other current liabilities	159,874	154,472
Total current liabilities	520,966	485,582
LONG-TERM LIABILITIES
Long-term loan and revolving credit facility (3)	102,300	116,452
Long-term operating lease liabilities	61,382	42,561
Warrants liability	501	3,368
Deferred tax liabilities, net	628	5,497
Other long-term liabilities	16,867	13,292
Total long-term liabilities	181,678	181,170
COMMITMENTS AND CONTINGENCIES (Note 15)
SHAREHOLDERS’ EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of December 31, 2025 and 2024; 341,610,237 and 325,674,930 shares issued, and 246,330,707 and 293,134,865 outstanding as of December 31, 2025 and 2024, respectively	—	—
Non-voting Ordinary shares with no par value- Authorized: 46,000,000 as of December 31, 2025 and 2024; 45,198,702 shares issued, and 30,039,644 and 44,210,406 outstanding as of December 31, 2025 and 2024, respectively	—	—
Treasury Ordinary shares, at cost - 110,438,588 (95,279,530 Ordinary shares and 15,159,058 Non-voting Ordinary shares) and 33,528,361 (32,540,065 Ordinary shares and 988,296 Non-voting Ordinary shares) as of December 31, 2025 and 2024, respectively	(385,651)	(130,117)
Additional paid-in capital	1,404,248	1,335,825
Accumulated other comprehensive income	534	418
Accumulated deficit	(111,936)	(154,220)
Total shareholders’ equity	907,195	1,051,906
Total liabilities and shareholders’ equity	$1,609,839	$1,718,658

(2) Includes related party trade payables of $70,950 and $68,556, as of December 31, 2025 December 31, 2024, respectively.
(3) The balance as of December 31, 2025, reflects $102,300 outstanding under the revolving credit facility. The December 31, 2024, balance reflects $116,452 under the long-term loan. (See Note 11).

CONSOLIDATED STATEMENTS OF LOSS
U.S. dollars in thousands, except share and per share data

	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	Unaudited
Revenues (1)	$522,309	$491,040	$1,912,040	$1,766,220
Cost of revenues:
Traffic acquisition cost (2)	$313,602	$279,819	$1,214,901	$1,101,556
Other cost of revenues	$33,134	$33,611	$127,629	$130,446
Total cost of revenues	$346,736	$313,430	$1,342,530	$1,232,002
Gross profit	$175,573	$177,610	$569,510	$534,218
Operating expenses:
Research and development	$36,739	$36,174	$148,044	$142,438
Sales and marketing	$67,982	$68,273	$275,210	$268,526
General and administrative	$27,082	$25,940	$102,199	$97,337
Total operating expenses	$131,803	$130,387	$525,453	$508,301
Operating income	$43,770	$47,223	$44,057	$25,917
Finance expenses, net	$(4,801)	$(8,240)	$(4,695)	$(11,980)
Loss on extinguishment of debt	$—	$—	$(6,597)	$—
Income before income taxes expenses	$38,969	$38,983	$32,765	$13,937
Income tax benefit (expenses)	$11,166	$(5,840)	$9,519	$(17,697)
Net income (loss)	$50,135	$33,143	$42,284	$(3,760)

Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	$0.17	$0.10	$0.14	$(0.01)
Weighted-average shares used in computing net income (loss) per share, basic	290,888,626	344,451,734	311,660,379	343,388,908
Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	$0.17	$0.10	$0.13	$(0.01)
Weighted-average shares used in computing net income (loss) per share, diluted	297,893,227	348,834,250	318,741,962	343,388,908

(1) Includes revenues from related party of $54,752 and $76,277 for the three months ended December 31, 2025 and 2024, respectively and of $201,638 and $233,640 for the years ended December 31, 2025 and 2024, respectively.
(2) Includes traffic acquisition cost to related party of $96,351 and $97,327  for the three months ended December 31, 2025 and 2024, respectively and of $348,995 and $275,539 for the years ended December 31, 2025 and 2024, respectively.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
U.S. dollars in thousands

	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	Unaudited
Net income (loss)	$50,135	$33,143	$42,284	$(3,760)
Other comprehensive income (loss):
Unrealized gains on available-for-sale marketable securities, net	—	—	—	6
Unrealized gains (losses) on derivative instruments, net	(959)	253	116	(530)
Other comprehensive income (loss)	(959)	253	116	(524)
Comprehensive income (loss)	$49,176	$33,396	$42,400	$(4,284)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	Unaudited
Cost of revenues	$864	$813	$3,592	$3,853
Research and development	6,249	5,861	25,792	25,876
Sales and marketing	4,265	4,321	17,358	17,847
General and administrative	4,755	4,211	17,194	19,522
Total share-based compensation expenses	$16,133	$15,206	$63,936	$67,098

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	Unaudited
Cost of revenues	$9,151	$10,919	$35,667	$42,125
Research and development	929	729	2,524	4,222
Sales and marketing	8,681	11,310	41,488	50,907
General and administrative	147	1,423	1,005	599
Total depreciation and amortization expense	$18,908	$24,381	$80,684	$97,853

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	Unaudited
Cash flows from operating activities
Net income (loss)	$50,135	$33,143	$42,284	$(3,760)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation, amortization and write-off	18,908	24,952	83,484	100,928
Share-based compensation expenses	16,133	15,206	63,936	67,098
Net loss (gain) from financing expenses	726	4,895	(4,170)	3,764
Revaluation of the Warrants liability	(396)	1,864	(2,867)	(2,761)
Amortization of loan and credit facility issuance costs	184	444	1,058	1,536
Amortization of premium and accretion of discount on short-term investments, net	—	(53)	—	177
Loss on extinguishment of debt	—	—	6,597	—
Commercial agreement asset amortization	4,126	1,442	16,371	2,832
Loss from disposal of property and equipment	87	—	339	—
Change in operating assets and liabilities:
Decrease (increase) in trade receivables, net (1)	(51,266)	(76,780)	9,944	(63,803)
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	(9,476)	4,876	(8,620)	28,663
Increase in trade payables (2)	19,424	38,821	11,829	25,920
Increase in accrued expenses and other current liabilities and other long-term liabilities	30,087	12,550	8,977	35,577
Decrease (increase) in deferred taxes, net	(20,013)	1,644	(25,493)	(9,318)
Change in operating lease right of use assets	6,459	5,276	25,804	19,914
Change in operating lease liabilities	(5,465)	(6,345)	(21,109)	(22,436)
Net cash provided by operating activities	59,653	61,935	208,364	184,331
Cash flows from investing activities
Purchase of property and equipment, including intangible assets	(12,727)	(10,025)	(44,918)	(35,155)
Cash paid in connection with acquisitions, net of cash acquired	—	—	—	(719)
Proceeds from maturities of short-term investments and restricted deposits	—	—	3,980	5,765
Net cash (used in) investing activities	(12,727)	(10,025)	(40,938)	(30,109)
Cash flows from financing activities
Issuance costs	—	—	(938)	(695)
Exercise of options	3,555	1,855	8,851	7,564
Payment of tax withholding for share-based compensation expenses	(2,832)	(689)	(5,965)	(3,085)
shares	(70,770)	(8,663)	(255,369)	(73,602)
Payments on account of repurchase of Ordinary shares	937	(165)	(942)	(165)
Repayment of Long term loan	—	(30,000)	(122,736)	(30,000)
Proceeds from revolving credit line, net of issuance costs	—	—	123,985	—
Additional proceeds from revolving credit line	153,800	—	382,500	—
Repayment of revolving credit line	(125,500)	—	(406,700)	—
Net cash (used in) financing activities	(40,810)	(37,662)	(277,314)	(99,983)
equivalents	(726)	(4,895)	4,170	(3,764)
Increase (decrease) in cash and cash equivalents	5,390	9,353	(105,718)	50,475
Cash and cash equivalents - at the beginning of the period	115,475	217,230	226,583	176,108
Cash and cash equivalents - at the end of the period	$120,865	$226,583	$120,865	$226,583

(1) Includes a decrease (increase) in related party trade receivables of $(1,269) and $(24,919), for the three months ended December 31, 2025 and 2024, respectively, and a decrease (increase) of $37,467 and $(64,380) for the years ended December 31, 2025 and 2024, respectively.
(2) Includes an increase in related party trade payables of $3,260 and $17,935, for the three months ended December 31, 2025 and 2024, respectively, and an increase in related party trade payables of $2,394 and $29,899, for the years ended December 31, 2025 and 2024, respectively.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands
	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$6,286	$6,482	$29,695	$19,878
Interest	$715	$3,259	$5,577	$14,313
Non-cash investing and financing activities:
Purchase of property and equipment	$10,247	$1,080	$10,925	$1,080
Share-based compensation included in capitalized internal-use software	$471	$411	$1,601	$2,156
Creation and modification of operating lease right-of-use assets and operating lease liability	$2,619	$3,944	$48,457	$17,165
Lease incentive	$2,483	$3,944	$2,483	$17,165
Reclassification of Restricted deposit to Short-term deposit	$—	$3,780	$—	$3,780

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE  MONTHS AND  THE YEARS ENDED DECEMBER 31, 2025 AND 2024 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(dollars in thousands)
Revenues	$522,309	$491,040	$1,912,040	$1,766,220
Traffic acquisition cost	313,602	279,819	1,214,901	1,101,556
Other cost of revenues	33,134	33,611	127,629	130,446
Gross profit	$175,573	$177,610	$569,510	$534,218
Add back: Other cost of revenues and amortization (1)	37,261	35,053	144,001	133,278
ex-TAC Gross Profit	$212,834	$212,663	$713,511	$667,496

1 The three months ended December 31, 2025 and 2024, included $4,126 and $1,442 amortization expense of the non-cash based Commercial agreement asset respectively. The years ended December 31, 2025 and 2024, included $16,372 and $2,832 amortization expense of the non-cash based Commercial agreement asset, respectively. See Note 1b of Notes to the Consolidated Financial Statements.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(dollars in thousands)
Net income (loss)	$50,135	$33,143	$42,284	$(3,760)
Adjusted to exclude the following:
Finance (income) expenses, net (1)	4,801	8,240	11,292	11,980
Income tax (benefit) expenses	(11,166)	5,840	(9,519)	17,697
Depreciation and amortization (2)	23,033	26,356	99,855	103,722
Share-based compensation expenses	16,133	15,206	63,936	60,044
Holdback compensation expenses (3)	—	—	—	7,054
Other costs (4)	3,213	3,494	7,637	4,189
Adjusted EBITDA	$86,149	$92,279	$215,485	$200,926

1Represents total finance expenses including 6,597 loss on extinguishment of debt.
2 The years ended December 31, 2025 and December 31, 2024, includes write-off of internal use software in the amount of $2,800 and $3,038, respectively. See Note 7 of Notes to the Consolidated Financial Statements. The three months ended December 31, 2025 and 2024, included $4,126 and $1,442 amortization expense of the non-cash based Commercial agreement asset respectively. The years ended December 31, 2025 and 2024, includes $16,372 and $2,832 amortization expense of the non-cash based Commercial agreement asset, respectively. See Note 1b of Notes to the Consolidated Financial Statements.
3 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
4 The three months and year ended December 31, 2025, includes professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amounts of $2,483 and $6,907, respectively. See Note 19 of Notes to the Consolidated Financial Statements. The year ended December 31, 2024, includes $1,830 related to excess termination expenses from a headcount reduction due to the launch of Realize, $1,664 professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations and one-time professional services costs.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(dollars in thousands)
Net income (loss)	$50,135	$33,143	$42,284	$(3,760)
Amortization of acquired intangibles (1)	$15,214	$16,972	$67,813	$65,135
Share-based compensation expenses	$16,133	$15,206	$63,936	$60,044
Holdback compensation expenses (2)	$—	$—	$—	$7,054
M&A and Other costs (3)	$3,213	$3,494	$7,637	$4,189
Revaluation of Warrants	$(396)	$1,863	$(2,867)	$(2,761)
Foreign currency exchange rate losses (gains) (4)	$3,678	$4,975	$1,752	$5,625
Income tax effects	$(8,854)	$(2,329)	$(18,558)	$(13,149)
Loss on extinguishment of debt (5)	$—	$—	$6,597	$—
Non-GAAP Net Income	$79,123	$73,324	$168,594	$122,377

1 The three months ended December 31, 2025 and 2024, includes $4,126 and $1,442 amortization expense of the non-cash based Commercial agreement asset respectively. The years ended December 31, 2025 and 2024, includes $16,372 and $2,832 amortization expense of the non-cash based Commercial agreement asset, respectively. See Note 1b of Notes to the Consolidated Financial Statements.
2 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The three months and year ended December 31, 2025, includes professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amounts of $2,483 and $6,907, respectively. See Note 19 of Notes to the Consolidated Financial Statements. The year ended December 31, 2024, includes $1,830 related to excess termination expenses from a headcount reduction due to the launch of Realize, $1,664 professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations and one-time professional services costs.
4 Represents foreign currency exchange rate gains or losses related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.
5 See Note 11 of Notes to the Financial Statements.
The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months Ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(dollars in thousands)
Net cash provided by operating activities	$59,653	$61,935	$208,364	$184,331
Purchases of property and equipment, including capitalized internal-use software	(12,727)	(10,025)	(44,918)	(35,155)
Free Cash Flow	$46,926	$51,910	$163,446	$149,176

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2026 AND FULL YEAR 2026 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q1 2026 Guidance	FY 2026 Guidance
Unaudited
(dollars in millions)
Revenues	$444 - $462	$1,993 - $2,054
Traffic acquisition cost	($290) - ($302)	($1,223) - ($1,263)
Other cost of revenues	($35) - ($35)	($135) - ($136)
Gross profit	$119 - $125	$601 - $621
Add back: Other cost of revenues & amortization	$39 -39	$152 - 153
ex-TAC Gross Profit	$158 - $164	$753 - $774

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.